UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported August 2, 2006)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 2, 2006, Caraustar Industries, Inc. ceased coated recycled paperboard (CRB) production at its Rittman Paperboard facility located in Rittman, Ohio. This step was made in connection with the Company’s previously announced decision to exit the CRB business. Caraustar will incur approximately $1.7 million in severance and other costs associated with this decision, which will be reported in discontinued operations. Approximately 125 salaried and hourly employees will be affected by the decision to cease CRB operations. Caraustar will provide these employees with transition services, including severance pay, limited benefits continuation, and out placement assistance. Although CRB operations will cease, limited activities will continue at the facility.

Also on August 2, 2006, Caraustar Industries, Inc. made the decision to restructure certain aspects of its Tube, Core, and Composite Container segment. This decision was made in connection with the Company’s previously announced initiative to reduce selling, general and administrative expenses and manufacturing overhead costs. The restructuring will allow the Company to better streamline sales, outsource certain engineering costs, and close duplicative administrative offices. Caraustar will incur approximately $1.7 million in costs associated with this restructuring. Of this amount, approximately $1.4 million will be cash costs, consisting primarily of severance and other employee related costs, costs associated with lease buy out, and costs associated with relocating equipment. The remaining $0.3 million will be non-cash costs associated with asset impairment charges. Approximately 27 salaried and hourly employees will be affected by this decision and is expected to result in approximately $3.0 million in annual savings. Caraustar will provide these employees with transition services including severance, limited benefits continuation, and out placement assistance.

Forward-Looking Statements

This 8-K contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: the company’s ability to complete the sale of the remaining discontinued operations; customer and vendor responses to the execution of those sales and/or disposition; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer